CHOICE SANITATION, LLC

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                             CHOICE SANITATION, LLC

                                    CONTENTS





                                                                     PAGE

Independent Auditor's Report ................................         F-3

Financial Statements:

 Balance Sheets .............................................         F-4

 Statements of Operations ...................................         F-5

 Statements of Changes in Members' Equity
 (Deficit) ..................................................         F-6

 Statements of Cash Flows ...................................         F-7 - F-8

 Notes to Financial Statements ..............................         F-9 - F-16

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984







                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Choice Sanitation, LLC

We have audited the accompanying balance sheets of Choice Sanitation, LLC (a limited liability company) as of December 31, 2001 and 2000 and the related statements of operations, changes in members' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Sanitation, LLC (a limited liability company) as of December 31, 2001 and 2000 and the results of its operations and cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida

                             CHOICE SANITATION, LLC
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000


                                     ASSETS

                                                          2001             2000
                                                          ----             ----
CURRENT ASSETS
 Cash ..........................................      $   31,701      $   44,200
 Accounts receivable - net of allowance
  for doubtful accounts of $59,654 and
  $69,834, respectively ........................         338,537         489,334
                                                      ----------      ----------
         Total Current Assets ..................         370,238         533,534
                                                      ----------      ----------

PROPERTY AND EQUIPMENT - NET ...................       1,577,141       1,698,343
                                                      ----------      ----------

OTHER ASSETS
 Lease acquisition costs - net .................           4,704            --
 Deposits ......................................           2,713           1,240
 Loans receivable - member .....................         112,454          95,604
                                                      ----------      ----------
         Total Other Assets ....................         119,871          96,844
                                                      ----------      ----------

TOTAL ASSETS ...................................      $2,067,250      $2,328,721
                                                      ==========      ==========

                    LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable ............     $   499,641      $   463,433
 Current portion of capital lease
  obligation .................................           6,854             --
 Accounts payable ............................         381,864          261,821
 Payroll taxes payable .......................         110,005           90,831
 Accrued interest ............................         251,938          109,740
 Notes payable - member ......................       1,458,150        1,358,150
                                                   -----------      -----------
         Total Current Liabilities ...........       2,708,452        2,283,975
                                                   -----------      -----------

LONG-TERM DEBT
 Notes payable, less current portion .........         438,174          869,078
 Capital lease obligation, less current
  portion ....................................          19,506             --
                                                   -----------      -----------

         Total Long-term Debt ................         457,680          869,078
                                                   -----------      -----------
         Total Liabilities ...................       3,166,132        3,153,053

COMMITMENTS

MEMBERS' EQUITY (DEFICIT) ....................      (1,098,882)        (824,332)
                                                   -----------      -----------

TOTAL LIABILITIES AND MEMBERS' EQUITY
 (DEFICIT) ...................................     $ 2,067,250      $ 2,328,721
                                                   ===========      ===========
                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000




                                                        2001              2000
                                                        ----              ----

OPERATING REVENUES ...........................     $ 3,250,242      $ 2,671,892
                                                   -----------      -----------

COSTS AND EXPENSES
 Operating (exclusive of depreciation
  shown below) ...............................       2,221,800        1,905,502
 Selling, general and administrative .........         672,490          576,873
 Depreciation and amortization ...............         280,403          289,762
                                                   -----------      -----------

         Total Costs and Expenses ............       3,174,693        2,772,137
                                                   -----------      -----------

INCOME (LOSS) FROM OPERATIONS ................          75,549         (100,245)
                                                   -----------      -----------

OTHER INCOME (EXPENSES)
 Interest expense and penalties ..............        (230,623)        (334,252)
 Interest income .............................           5,184            4,789
 Gain on sale of equipment ...................            --             33,419
                                                   -----------      -----------

         Total Other (Expenses) ..............        (225,439)        (296,044)
                                                   -----------      -----------

NET (LOSS) ...................................     $  (149,890)     $  (396,289)
                                                   ===========      ===========









                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
               STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000




                                                      2001             2000
                                                      ----             ----

MEMBERS' EQUITY (DEFICIT) -
 BEGINNING ...............................       $  (824,332)       $  (270,143)
NET (LOSS) ...............................          (149,890)          (396,289)

MEMBERS' DISTRIBUTIONS ...................          (124,660)          (157,900)
                                                 -----------        -----------

MEMBERS' EQUITY (DEFICIT) -
 ENDING ..................................       $(1,098,882)       $  (824,332)
                                                 ===========        ===========






















                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


                                                         2001           2000
                                                         ----           ----

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) .................................     $  (149,890)     $  (396,289)
  Adjustments to reconcile net (loss)
   to net cash provided by (used in)
   operating activities:
    Depreciation and amortization ............         280,403          289,762
    Gain on sale of equipment ................            --            (33,419)
         (Increase) decrease in:
       Accounts receivable ...................         150,797         (149,509)
           Deposits ..........................          (1,473)            --
      Increase (decrease) in:
       Accounts payable ......................          86,032           48,560
       Payroll taxes payable .................          19,174           (3,849)
           Accrued interest ..................         142,198           98,318
                                                   -----------      -----------

NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES ..................................         527,241         (146,426)
                                                   -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Increase in loans receivable - member .......         (16,850)         (10,604)
 Purchase of property and equipment ..........         (16,482)          (9,479)
 Increase in lease acquisition costs .........          (5,790)            --
 Proceeds on sale of equipment ...............            --            226,027
                                                   -----------      -----------

NET CASH (USED IN) PROVIDED BY INVESTING
 ACTIVITIES ..................................         (39,122)         205,944
                                                   -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Distributions to members ....................        (124,660)        (157,900)
 Proceeds of notes payable - member ..........         100,000        1,055,000
 Repayment of notes payable ..................        (474,864)        (644,486)
 Repayment of capital lease obligation .......          (1,094)            --
 Repayment of loan payable ...................            --           (320,000)
                                                   -----------      -----------

NET CASH (USED IN) FINANCING ACTIVITIES ......        (500,618)         (67,386)
                                                   -----------      -----------

NET DECREASE IN CASH .........................         (12,499)          (7,868)

CASH - BEGINNING .............................          44,200           52,068
                                                   -----------      -----------

CASH - ENDING ................................     $    31,701      $    44,200
                                                   ===========      ===========


                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000





                                                           2001           2000
                                                           ----           ----


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ......................................       $123,005       $186,148
                                                         ========       ========


SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable incurred upon purchase
  of property and equipment ......................       $ 80,168       $466,650
                                                         ========       ========

  Capital lease obligation incurred
  upon purchase of property and
  equipment ......................................       $ 27,454       $   --
                                                         ========       ========

  Purchase of property and equipment
  included in accounts payable ...................       $ 34,011       $   --
                                                         ========       ========









                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000




NOTE 1.  ORGANIZATION

     The Company was originally incorporated as Choice Sanitation, Inc. under the laws of the State of Florida on August 14, 1997. Effective January 1, 1999, the Company converted to a limited liability company. The Company provides waste disposal services to residential and commercial customers located in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

     Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition

     Revenues are recognized as services are provided. Waste disposal fees for residential customers generally consist of fixed amounts based upon contracts and are invoiced at the beginning of the month for that month. Waste disposal fees for commercial customers consist of fixed amounts based upon contracts and variable amounts based upon volume. Fixed amounts are invoiced at the beginning of the month for that month. Fees based on volume are invoiced weekly in arrears.

     Property and Equipment

     Property and equipment are recorded at cost. Expenditures for major betterments and additions are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the respective assets, are expensed.

     Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

     Property and Equipment (Continued)

                           Vehicles                                     7 years
                           Containers                                  10 years
                           Service equipment                       5 to 7 years
                           Furniture and office equipment          5 to 7 years
                           Leasehold improvements                       3 years

     Lease Acquisition Costs

     Lease acquisition costs are being amortized over the term of the related lease of 48 months. As of December 31, 2001 and 2000, accumulated amortization was $1,086 and $0, respectively.

     Advertising Costs

     Advertising costs are expensed as incurred. During the year ended December 31, 2001 and 2000, advertising costs charged to expense included in selling, general and administrative costs was $4,795 and $4,510, respectively.

     Income Taxes

     For federal income tax purposes, a limited liability company is taxed as a partnership. No provision or liability for Federal income taxes has been included in these financial statements as the Company's profit and losses are reported on the individual members' tax return.

     Statement of Cash Flows

     For purposes of this statement, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  PROPERTY AND EQUIPMENT

                  Property and equipment as of December 31, 2001 and 2000 consisted of the following:

                                                      2001               2000
                                                      ----               ----

Vehicles ...............................        $   929,336         $   865,470
Containers .............................          1,459,276           1,366,372
Service equipment ......................             22,565              22,565
Furniture and office
 equipment .............................             27,793              26,448
Leasehold improvements .................             11,500              11,500
                                                -----------         -----------
                                                  2,450,470           2,292,355
Accumulated depreciation ...............           (873,329)           (594,012)
                                                -----------         -----------

Total ..................................        $ 1,577,141         $ 1,698,343
                                                ===========         ===========

                  For the years ended December 31, 2001 and 2000, depreciation expense was $279,317 and $289,762, respectively.

NOTE 4.  NOTES PAYABLE

                  As of December 31, 2001 and 2000, notes payable consisted of notes repayable in monthly payments ranging from $303 to $3,966, including interest ranging from 8% to 12%, due through January 2005. The notes are secured by vehicles,

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000




NOTE 4.  NOTES PAYABLE (CONTINUED)
         ------------------------

                  containers and office equipment. Some of the notes payable are also secured by personal guarantees of the members.

                                                     2001               2000
                                                     -----             -----

Total notes payable ..................         $   937,815          $ 1,332,511
Current portion ......................            (499,641)            (463,433)
                                               -----------          -----------

Notes payable, less
 current portion .....................         $   438,174          $   869,078
                                               ===========          ===========

                  Notes payable due subsequent to December 31, 2001 are summarized as follows:

                                    December 31,                        Amount

                                       2002                            $499,641
                                       2003                             256,324
                                       2004                             144,986
                                       2005                              36,864
                                                                       --------

                                       Total                           $937,815
                                                                       ========

NOTE 5.  CAPITAL LEASE OBLIGATION

                  The Company leases containers under an agreement classified as a capital lease. The cost and accumulated depreciation for this equipment as of December 31, 2001 were $28,379 and $236, respectively. This lease is secured by personal guarantees of the members.

                  Following is a schedule of future minimum lease payments due under the capital lease:

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE 5.  CAPITAL LEASE OBLIGATION (CONTINUED)
         -----------------------------------

                                    December 31,                         Amount

                                       2002                             $13,132
                                       2003                              13,132
                                       2004                              12,038
                                                                        -------

                              Total future payments                      38,302
                              Amount representing interest              (11,942)
                                                                        -------

                              Present value of minimum
                              lease payments                            $26,360
                                                                        =======

                  Total interest expense on the capital lease obligation for the year ended December 31, 2001 was $0.

NOTE 6.  RELATED PARTY TRANSACTIONS

                  Loans Receivable - Member

                  Loans receivable - member consists of unsecured loans bearing interest at 5% and are due on demand. These loans include interest receivable of $9,454 and $4,604 as of December 31, 2001 and 2000, respectively. Interest income during the years ended December 31, 2001 and 2000, was $4,850 and $4,604, respectively.

                  Notes payable - Member

                  Notes payable - member consists of notes bearing interest at 10% repayable in monthly payments ranging from $255 to $6,799. The notes are secured by substantially all assets of the Company. The Company is in default on these notes as no payments have been made and, therefore, have been reclassified as current. During the years ended December 31, 2001 and 2000, interest of $142,198 and $98,318 was accrued, respectively, and is included in accrued interest.

                  In conjunction with the transaction referred to in Note 1, the notes payable - member will be converted to common shares of Choice Waste Systems Holdings, Inc.

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000



NOTE 7.  COMMITMENTS

                  Operating Lease

                  The Company leases its office and yard facilities under operating leases expiring through December 2002. The lease for the office facilities provides for monthly base rental payments of $612 including sales tax. The lease expired November 22, 2001 but was renewed on a month to month basis. The leases for the yard facilities provide for monthly base rental payments totaling $2,614 including sales tax expiring through December 31, 2002. One of the leases contains an option to renew for an additional two year period.

                  The Company also leases office and computer software, service equipment and motor vehicles under noncancelable leases with monthly payments ranging from $309 to $1,160 expiring through May 2005.

                  Future minimum lease payments due under these leases for the years ending subsequent to December 31, 2001 are as follows:

                                    December 31,                        Amount

                                       2002                            $ 39,497
                                       2003                              37,580
                                       2004                              31,833
                                       2005                               5,497
                                                                       --------

                                       Total                           $114,407
                                                                       ========

                  During the years ended December 31, 2001 and 2000, rent expense was $69,785 and $39,387.

NOTE 8.  INSURANCE COVERAGE

                  The Company does not maintain any insurance coverage on its office and yard facilities. Under the terms of the lease agreements, the Company is required to have liability, property damage, fire and other miscellaneous

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000




NOTE 8.  INSURANCE COVERAGE (CONTINUED)
         -----------------------------

                  insurance coverages. Management is in the process of obtaining the required coverage.

                  The Company also does not maintain insurance coverage on all financed containers as required by the loan documents. Management believes that the risk of loss is minimal and that the value of each container is such that it does not warrant the cost of insurance. Should the lender insist on insurance coverage, management has indicated that it will comply.

NOTE 9.  SUBSEQUENT EVENTS

                  On February 1, 2002, the Company leased new office facilities under operating leases expiring through January 31, 2005. The leases provide for monthly base rental payments totaling $1,870 including sales tax. One of the leases provides for annual increases not to exceed 5% beginning February 1, 2003. The other lease contains an option to renew for an additional two year period.

                  On March 11, 2002, the Company entered into an agreement with a bank to modify the terms of one of its notes payable with a balance of $25,614. The modification provides for a reduction in the monthly payment from $2,015 to $1,712 and an extension of the due date from January 2003 to July 2003.

                  On April 10, 2002, the Company refinanced existing note payable obligations totaling $332,071. The new note is repayable in 30 monthly installments of $12,642 including interest at 10.6% due October 2004.

                  On April 30, 2002, the Company leased containers under an agreement classified as a capital lease in the amount of $24,233. The obligation is repayable in 60 monthly installments of $674 including interest at 22% due April 2007. The lease is secured by a personal guarantee of a member.

                             CHOICE SANITATION, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000




NOTE 9.  SUBSEQUENT EVENTS (CONTINUED)
         ----------------------------

                  In June 2002, the Company issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of its membership at an offering price of $2.25 per unit with a minimum purchase of 2,222.22 units. Subsequent to December 31, 2001, 173,725 units were sold for proceeds of $390,881.

                  On August 31, 2002, the Company leased a vehicle for a monthly payment of $626 including sales tax under an operating lease expiring August 31, 2007.

                  Subsequent to December 31, 2001, the Company issued notes payable to finance the purchase of vehicles and containers totaling $367,248. The notes are repayable in monthly installments ranging from $1,054 to $5,343 including interest ranging from 7.5% to 15.5% due through October 2007. The notes are secured by vehicles and containers. Some of the notes payable are also secured by personal guarantees of the members.

                               AMERICAN WASTE, LLC

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002

                               AMERICAN WASTE, LLC

                                    CONTENTS





                                                                    PAGE

Independent Auditor's Report ...............................         F-19

Financial Statements:

 Balance Sheet .............................................         F-20

 Statement of Operations ...................................         F-21

 Statement of Changes in Members' Equity
 (Deficit) .................................................         F-22

 Statement of Cash Flows ...................................         F-23

 Notes to Financial Statements .............................         F-24 - F-28

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984






                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
American Waste, LLC

We have audited the accompanying balance sheet of American Waste, LLC (a limited liability company) as of September 30, 2002 and the related statements of operations, changes in members' equity (deficit) and cash flows for the period from March 4, 2002 (inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Waste, LLC (a limited liability company) as of September 30, 2002 and the results of its operations and cash flows for the period from March 4, 2002 (inception) through September 30, 2002 in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida

                               AMERICAN WASTE, LLC
                                  BALANCE SHEET
                               SEPTEMBER 30, 2002



                                     ASSETS


CURRENT ASSETS
 Cash ........................................................          $  5,512
 Accounts receivable - net of allowance
  for doubtful accounts of $6,000 ............................            40,530
 Prepaid expenses ............................................             1,687
                                                                        --------

         Total Current Assets ................................            47,729

PROPERTY AND EQUIPMENT - NET .................................           341,241

DEPOSITS .....................................................             5,849
                                                                        --------

TOTAL ASSETS .................................................          $394,819
                                                                        ========

                    LIABILITIES AND MEMBERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
 Current portion of notes payable ............................        $  87,420
 Accounts payable and accrued expenses .......................           25,460
 Due to members ..............................................           64,000
                                                                      ---------

         Total Current Liabilities ...........................          176,880

NOTES PAYABLE, LESS CURRENT PORTION ..........................          224,735
                                                                      ---------

         Total Liabilities ...................................          401,615

COMMITMENTS

MEMBERS' EQUITY (DEFICIT) ....................................           (6,796)
                                                                      ---------

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT) ..............        $ 394,819
                                                                      =========




                Read accompanying Notes to Financial Statements.

                               AMERICAN WASTE, LLC
                             STATEMENT OF OPERATIONS
                      PERIOD FROM MARCH 4, 2002 (INCEPTION)
                           THROUGH SEPTEMBER 30, 2002





OPERATING REVENUES ..........................................         $ 138,888
                                                                      ---------

COSTS AND EXPENSES
 Operating (exclusive of depreciation shown
  below) ....................................................            87,293
 Selling, general and administrative ........................            44,447
 Depreciation ...............................................            10,551
 Interest expense ...........................................             4,393
                                                                      ---------

         Total Costs and Expenses ...........................           146,684
                                                                      ---------

NET (LOSS) ..................................................         $  (7,796)
                                                                      =========








                Read accompanying Notes to Financial Statements.

                               AMERICAN WASTE, LLC
                STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
                      PERIOD FROM MARCH 4, 2002 (INCEPTION)
                           THROUGH SEPTEMBER 30, 2002





MEMBERS' EQUITY - BEGINNING                                            $  -

CAPITAL CONTRIBUTIONS                                                    1,000

NET (LOSS)                                                              (7,796)
                                                                       -------

MEMBERS' EQUITY (DEFICIT) - ENDING                                     $(6,796)
                                                                       =======














                Read accompanying Notes to Financial Statements.

                               AMERICAN WASTE, LLC
                             STATEMENT OF CASH FLOWS
                      PERIOD FROM MARCH 4, 2002 (INCEPTION)
                           THROUGH SEPTEMBER 30, 2002



CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) .................................................        $  (7,796)
  Adjustments to reconcile net (loss)
   to net cash used in operating activities:
         Depreciation ........................................           10,551
         (Increase) decrease in:
       Accounts receivable ...................................          (40,530)
           Prepaid expenses ..................................           (1,687)
           Deposits ..........................................           (5,849)
      Increase in accounts payable and accrued
           expenses ..........................................           25,460
                                                                      ---------

NET CASH (USED IN) OPERATING ACTIVITIES ......................          (19,851)
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment ..........................          (16,557)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contributions .......................................            1,000
 Loans from members ..........................................           64,000
 Repayment of notes payable ..................................          (23,080)
                                                                      ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES ....................           41,920
                                                                      ---------

NET INCREASE IN CASH EQUALS CASH - ENDING ....................        $   5,512
                                                                      =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ..................................................        $   2,963
                                                                      =========

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable incurred upon purchase
  of property and equipment ..................................        $ 335,235
                                                                      =========





                Read accompanying Notes to Financial Statements.

                               AMERICAN WASTE, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002




NOTE 1.  ORGANIZATION

                  American Waste, LLC was formed as a limited liability company under the laws of the State of Florida on March 4, 2002 and has a year ending December 31. The Company provides waste disposal services mainly to commercial customers located in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized as services are provided.
                  Waste disposal fees consist of fixed amounts based upon contracts and variable amounts based upon volume. Fixed amounts are invoiced at the beginning of the month for that month. Fees based on volume are invoiced weekly in arrears.

                  Property and Equipment

                  Property and equipment are recorded at cost. Expenditures for major betterments and additions are capitalized while replacements, maintenance and repairs which do not improve or extend the life of the respective assets, are expensed.

                  Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

                           Furniture and office equipment          5 to 7 years
                           Vehicles                                     7 years
                           Containers                                  10 years

                               AMERICAN WASTE, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Income Taxes

                  For federal income tax purposes, a limited liability company is taxed as a partnership. No provision or liability for Federal income taxes has been included in these financial statements as the Company's profit and losses are reported on the individual members' tax returns.

                  Statement of Cash Flows

                  For purposes of this statement, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  PROPERTY AND EQUIPMENT

                  Property and equipment as of September 30, 2002 consisted of the following:

Furniture and office equipment ...........................            $   2,717
Vehicles .................................................              141,601
Containers ...............................................              207,474
                                                                      ---------
                                                                        351,792
Accumulated depreciation .................................              (10,551)
                                                                      ---------

Total ....................................................            $ 341,241
                                                                      =========

                               AMERICAN WASTE, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 3.  PROPERTY AND EQUIPMENT (CONTINUED)
         ---------------------------------

                  For the period ended September 30, 2002, depreciation expense was $10,551.

NOTE 4.  NOTES PAYABLE

                  Notes payable as of September 30, 2002 consisted of the following:

                    7% note payable, secured by a
                    vehicle and personal guarantees
                    of the members, $781 payable
                    monthly including interest, due
                    April 2005.                                       $ 22,059

                    8% note payable, secured by
                    containers and personal guarantees
                    of the members, $1,026 payable
                    monthly including interest, due
                    April 2005.                                         28,615

                    8% note payable, secured by
                    containers and personal guarantees
                    of the members, $1,857 payable
                    monthly including interest, due
                    June 2005.                                           54,760

                    9.9% note payable, secured by a
                    vehicle and containers, one
                    initial principal payment of
                    $11,434 and $5,717 payable monthly
                    including interest, due July 2007.                 206,721
                                                                      --------

                                                                       312,155
                    Current portion                                    (87,420)
                                                                       --------

                    Total                                              $224,735
                                                                       ========

                               AMERICAN WASTE, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 4.  NOTES PAYABLE (CONTINUED)
         ------------------------

                  Notes payable due subsequent to September 30, 2002 are summarized as follows:

                                    September 30,                       Amount

                                       2003                            $ 87,420
                                       2004                              95,655
                                       2005                              83,042
                                       2006                              24,083
                                       2007                              21,955
                                                                       --------

                                       Total                           $312,155
                                                                       ========

NOTE 5.  RELATED PARTY TRANSACTIONS

                  Due to Members

                  Due to members represent non-interest bearing advances for initial start-up and working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment. Subsequent to September 30, 2002, an additional advance of $3,500 was made.

                  Storage Fees

                  The Company pays monthly storage fees to a company, whose stockholder is also a stockholder of an affiliated company. During the period ended September 30, 2002, total storage fees paid to this company were $1,500.

NOTE 6.  COMMITMENTS

                  Operating Lease

                  The Company leases its office space under an operating lease expiring June 1, 2003. The lease provides for monthly base rental payments of $438 including sales tax and for one three year renewal option.

                               AMERICAN WASTE, LLC
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 6.  COMMITMENTS (CONTINUED)
         ----------------------

                  Operating Lease (Continued)

                  Future minimum lease payments due under this lease for the years ending subsequent to September 30, 2002 are as follows:

                                    September 30,                       Amount

                                       2003                             $3,504
                                                                        ======

                  During the period ended September 30, 2002 rent expense, including storage fees was $3,252.

NOTE 7.  INSURANCE COVERAGE

                  The Company does not maintain insurance coverage on all financed containers as required by the loan documents. Management believes that the risk of loss is minimal and that the value of each container is such that it does not warrant the cost of insurance. Should the lender insist on insurance coverage, management has indicated that it will comply.

                              T & W LAKESIDE, INC.

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002

                              T & W LAKESIDE, INC.

                                    CONTENTS



                                                                     Page

Independent Auditor's Report .................................       F-31
Financial Statements:

  Balance Sheets .............................................       F-32

  Statements of Operations ...................................       F-33
  Statements of Changes in Stockholders' Equity
   (Deficit) .................................................       F-34

  Statements of Cash Flows ...................................       F-35 - F-36

  Notes to Financial Statements ..............................       F-37 - F-39

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984




                          INDEPENDENT AUDITOR'S REPORT





To the Board of Directors
T & W Lakeside, Inc.

We have audited the accompanying balance sheet of T & W Lakeside, Inc. as of September 30, 2002 and December 31, 2001 and the related statements of income, changes in stockholders' equity (deficit) and cash flows for the nine months ended September 30, 2002 and for the period from October 2, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T & W Lakeside, Inc. as of September 30, 2002 and December 31, 2001 and the results of its operations and cash flows for the nine months ended September 30, 2002 and for the period from October 2, 2001 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida

                              T & W LAKESIDE, INC.
                                 BALANCE SHEETS
                    SEPTEMBER 30, 2002 AND DECEMBER 31, 2001





                                     ASSETS

                                                               2002        2001
CURRENT ASSETS
 Cash ...............................................        $   311        $--
 Accounts receivable ................................          7,498         --
 Accounts receivable - related parties ..............          2,891         --
                                                             -------        ----

TOTAL ASSETS ........................................        $10,700        $--
                                                             =======        ====


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Accounts payable ...............................        $   381        $   800
 Income taxes payable ...........................          6,600           --
 Due to stockholder .............................          1,595           --
                                                         -------        -------

     Total Current Liabilities ..................          8,576            800

STOCKHOLDERS' EQUITY (DEFICIT) ..................          2,124           (800)
                                                         -------        -------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT) ...............................        $10,700        $  --
                                                         =======        =======












                Read accompanying Notes to Financial Statements.

                              T & W LAKESIDE, INC.
                            STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                       AND
       PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001



                                                         2002             2001
                                                         ----             ----

REVENUE .......................................         $39,623         $  --

EXPENSES
 General and administrative ...................           5,024             800
                                                        -------         -------

INCOME (LOSS) BEFORE INCOME
 TAX PROVISION (BENEFIT) ......................          34,599            (800)

INCOME TAX PROVISION (BENEFIT) ................           6,600            --
                                                        -------         -------

NET INCOME (LOSS) .............................         $27,999         $  (800)
                                                        =======         =======


INCOME (LOSS) PER SHARE .......................         $279.99         $ (8.00)
                                                        =======         =======

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING ...........................             100             100
                                                        =======         =======








                Read accompanying Notes to Financial Statements.

                              T & W LAKESIDE, INC.
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                       AND
        PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001



                                       Common Stock         Retained          Stock
                                    Number of    Par        Earnings      Subscriptions
                                     Shares     Value       (Deficit)       Receivable       Total
                                     ------     -----       -------        ----------       -----
Common shares issued to founders       100      $100         $  -             $(100)       $   -

Net (loss) for period                   -         -           (800)             -            800)
                                       ---      ----       -------            -----             ---

Balance December 31, 2001              100       100          (800)          (100)           (800)

Repayment of stock subscriptions
 receivable                             -         -            -               25              25

Net income for period                   -         -         27,999             -           27,999

Dividends paid                          -         -        (25,100)            -           25,100)
                                       ---      ----       -------          -----           ------

Balance September 30, 2002             100      $100       $ 2,099          $ (75)        $ 2,124
                                       ===      ====       =======          =====          =======



                Read accompanying Notes to Financial Statements.

                              T & W LAKESIDE, INC.
                            STATEMENTS OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                       AND
        PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001



                                                             2002          2001
                                                             ----          ----

CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income (loss) ...................................   $ 27,999    $   (800)
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    (Increase) decrease in:
      Accounts receivable ................ ............     (7,498)         --
      Accounts receivable - related
       parties ........................................     (2,891)         --
    Increase (decrease) in:
     Accounts payable .................................      (419)         800
     Income taxes payable .............................      6,600          --
                                                           --------    --------

NET CASH PROVIDED BY OPERATING
 ACTIVITIES ..............................................     23,791        --
                                                            --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid ..........................................    (25,100)       --
 Increase in amount due to stockholder ...................      1,595        --
 Repayment of stock subscriptions
  receivable .............................................         25        --
                                                           --------    --------

NET CASH (USED IN) FINANCING ACTIVITIES ..................    (23,480)       --
                                                           --------    --------

NET INCREASE IN CASH .....................................        311        --

CASH - BEGINNING .........................................       --          --
                                                           --------    --------
    CASH - ENDING .......................................    $    311    $   --
                                                           ========    ========








                Read accompanying Notes to Financial Statements.

                              T & W LAKESIDE, INC.
                            STATEMENTS OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                       AND
        PERIOD FROM OCTOBER 2, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001



                                                  2002          2001
                                                  ----          ----
SUPPLEMENTAL DISCLOSURES OF NONCASH
INVESTING AND FINANCING ACTIVITIES:

 Common shares issued for stock
 subscriptions receivable.                       $ -           $100
                                                 =====         ====







                Read accompanying Notes to Financial Statements.
                                      F-36

                              T & W LAKESIDE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002




NOTE 1.  ORGANIZATION

                  T & W Lakeside, Inc. was incorporated on October 2, 2001 under the laws of the State of Florida and has a year ending December 31. The company provides its customers (located mainly in the Treasure Coast region of Florida) the use of a lake for disposing of clean concrete used as fill material. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized at the time the customer disposes of the concrete material.

                  Income Taxes

                  Deferred income taxes are provided for differences between the basis of assets and liabilities for financial and income tax reporting. A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

                  Income (Loss) Per Share

                  Income (loss) per share is computed by dividing net income (loss) for the year by the weighted average number of shares outstanding.

                              T & W LAKESIDE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

                  Statement of Cash Flows

                  For purposes of this statement the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  ACCOUNTS RECEIVABLE

                  No provision for doubtful accounts has been recorded as management believes all of the accounts are fully collectible.

NOTE 4.  RELATED PARTY TRANSACTIONS

                  Due to Stockholder

                  Due to stockholder represents non-interest bearing advances for initial start-up and working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment.

                  Rent

                  For the use of the lake, the Company pays rent to a company related by common control. During the nine months ended September 30, 2002, total rent paid to this company was $2,900.

                              T & W LAKESIDE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 8.  INCOME TAXES

                  The income tax provision for the nine months ended September 30, 2002 and period ended December 31, 2001 consisted of the following:

                                                                2002       2001
                  Current

                   Federal                                     $4,900      $ -
                   State                                        1,700        -
                                                               ------      ----

                   TOTAL                                       $6,600      $ -
                                                               ======      ====


                  The reconciliation of income tax (benefit) computed at the federal statutory rate to income tax expense (benefit) is as follows:

                    Tax (benefit) at federal statutory rate             15.00%
                    State tax (benefit), net of federal
                     benefit                                             4.00
                                                                        ------

                    Tax provision (benefit)                             19.00%
                                                                       ======

NOTE 5.  CAPITAL STOCK

                  The Company has authorized 7,500 common shares with a par value of $1.00 per share. As of September 30, 2002, 100 shares were issued and outstanding.

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)


                                    CONTENTS


                                         PAGE

Independent Auditor's Report .........   F-42

Financial Statements:

 Balance Sheet .......................   F-43

 Statement of Operations .............   F-44

 Statement of Changes in Stockholder's
 Equity (Deficit) ....................   F-45

 Statement of Cash Flows .............   F-46

 Notes to Financial Statements .......   F-47 - F-49

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984




                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Choice Waste System Holdings, Inc.

We have audited the accompanying balance sheet of Choice Waste System Holdings, Inc.(a development stage company), as of September 30, 2002 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the period from September 18, 2002 (inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Waste System Holdings, Inc. (a development stage company) as of September 30, 2002, and the results of its operations and its cash flows for the period from September 18, 2002 (inception) through September 30, 2002 in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2002




                         ASSETS

CURRENT ASSETS
 Stock subscriptions receivable   $   500
 Prepaid expenses .............    30,000
                                  -------

TOTAL ASSETS ..................   $30,500
                                  =======




                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
 Due to affiliate ...............................   $ 31,000
                                                    --------

STOCKHOLDER'S EQUITY (DEFICIT)
 Common stock, $.001 par value, 100,000,000
  shares authorized, 500,000 shares issued and
  outstanding ...................................        500
 Deficit accumulated during the development stage     (1,000)
                                                    --------

         Total Stockholder's Equity (Deficit) ...       (500)
                                                    --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY
 (DEFICIT) ......................................   $ 30,500
                                                    ========













                Read Accompanying Notes to Financial Statements.

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                   PERIOD FROM SEPTEMBER 18, 2002 (INCEPTION)
                                     THROUGH
                               SEPTEMBER 30, 2002





REVENUES                                                                  $  -

EXPENSES
 Organization costs                                                      1,000
                                                                        -------

NET (LOSS)                                                             $(1,000)
                                                                        =======

(LOSS) PER SHARE                                                          $  -
                                                                        =======

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING                                                            500,000
                                                                        =======










                Read Accompanying Notes to Financial Statements.

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
      PERIOD FROM SEPTEMBER 18, 2002 (INCEPTION) THROUGH SEPTEMBER 30, 2002




                                                                      Deficit
                                        Common Stock                Accumulated
                                    # of         Par          During the Development
                                    Shares       Value                 Stage                Total
                                    -------     -------         ----------------------  --------------
September 18, 2002 - Common
 shares issued to founder
 for stock subscriptions
 receivable                       500,000        $500               $  -                 $   500

Net (loss) during period             -             -                 (1,000)              (1,000)
                                  -------        ----               -------              -------

Balance - September 30, 2002      500,000        $500               $(1,000)             $  (500)
                                  =======        ====               =======              =======








                Read Accompanying Notes to Financial Statements.

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                   PERIOD FROM SEPTEMBER 18, 2002 (INCEPTION)
                                     THROUGH
                               SEPTEMBER 30, 2002






CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) ................................   $ (1,000)
 Adjustments to reconcile net (loss) to
  net cash used in operating activities:
   (Increase) in prepaid expenses ..........    (30,000)
                                               --------

NET CASH (USED IN) OPERATING ACTIVITIES ....    (31,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in amount due to affiliate .......     31,000
                                               --------

NET INCREASE (DECREASE) IN CASH EQUALS
 CASH - SEPTEMBER 30, 2002 .................   $   --
                                               ========




SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
AND FINANCING ACTIVITIES:

Common shares issued for stock subscriptions
receivable .................................   $    500
                                               ========













                Read accompanying Notes to Financial Statements.

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 1.  ORGANIZATION

                  Choice waste System Holdings, Inc. was incorporated on September 18, 2002 under the laws of the State of Florida and has a year ending December 31. The company is a "shell" company, the purpose of which is to seek and consummate a merger or acquisition. The company's headquarters is in Port St. Lucie, Florida. Since inception, the Company has been dependent upon capital investment or other financing to fund its activities.

                  Effective November 30, 2002, the Company will acquire Choice Sanitation, LLC, American Waste, LLC, T & W Lakeside, Inc. and Choice Sanitary Services of Florida, Inc. These companies are engaged in waste disposal services and rentals of portable toilets and are related through similar ownership.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Income Taxes

                  Deferred income taxes are provided for differences between the basis of assets and liabilities for financial and income tax reporting. A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding.

                  Statement of Cash Flows

                  For purposes of this statement the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  STOCK SUBSCRIPTIONS RECEIVABLE

                  Stock subscriptions receivable represent subscriptions for 500,000 common shares for a total amount of $500. The receivable was paid in cash on November 4, 2002.

NOTE 4.  RELATED PARTY TRANSACTIONS

                  Due to Affiliate

                  Due to affiliate represents investment banker fees and organization costs paid by Choice Sanitation, LLC, a waste disposal company, whose operating member is the Company's sole stockholder.

                  Office Facilities

                  The Company shares office space with Choice Sanitation, LLC. No rent is being charged to the Company.

NOTE 5.  CAPITAL STOCK

                  As of September 30, 2002, 500,000 common shares were issued and outstanding. These shares were issued to an officer and promoter of the Company.

                  The Company is in the process of registering its

                       CHOICE WASTE SYSTEM HOLDINGS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 5.  CAPITAL STOCK (CONTINUED)
         ------------------------

                  securities with the Securities and Exchange Commission. The Company entered into an agreement with an investment banker to assist with the registration process. Total fees paid of $30,000 were recorded as prepaid expenses and will be deducted from the sales proceeds of its common shares.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.

                                    CONTENTS





                                         PAGE

Independent Auditor's Report .........   F-52

Financial Statements:

 Balance Sheet .......................   F-53

 Statement of Operations .............   F-54

 Statement of Changes in Stockholder's
  Equity (Deficit) ...................   F-55

 Statement of Cash Flows .............   F-56

 Notes to Financial Statements .......   F-57- F-63

EARL M. COHEN, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL 33431 561-347-1608 FAX: 561-417-9984




                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Choice Sanitary Services of Florida, Inc.

We have audited the accompanying balance sheet of Choice Sanitary Services of Florida, Inc. as of December 31, 2001 and the related statements of operations, changes in stockholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Sanitary Services of Florida, Inc. as of December 31, 2001 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


November 6, 2002
Boca Raton, Florida

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001


                                     ASSETS


CURRENT ASSETS
 Cash .................................   $  3,661
 Accounts receivable - net of allowance
  for doubtful accounts of $5,000 .....     19,753
                                          --------

         Total Current Assets .........     23,414

PROPERTY AND EQUIPMENT - NET ..........    205,772

DEPOSITS ..............................      3,844
                                          --------

TOTAL ASSETS ..........................   $233,030
                                          ========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)


CURRENT LIABILITIES
 Current portion of notes payable - bank ......   $  47,424
 Current portion of capital lease obligation ..       7,968
 Accounts payable and accrued expenses ........      35,076
 Note payable .................................       5,000
 Due to stockholder ...........................      53,846
                                                  ---------

         Total Current Liabilities ............     149,314
                                                  ---------

LONG-TERM DEBT
 Notes payable - bank, less current portion ...     111,113
 Capital lease obligation, less current portion       4,159
                                                  ---------

         Total Long-term Debt .................     115,272
                                                  ---------

         Total Liabilities ....................     264,586

STOCKHOLDER'S EQUITY (DEFICIT) ................     (31,556)
                                                  ---------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY
 (DEFICIT) ....................................   $ 233,030
                                                  =========

                Read accompanying Notes to Financial Statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001





OPERATING REVENUES ........................   $  79,688
                                              ---------

COSTS AND EXPENSES
 Operating (exclusive of depreciation shown
  below) ..................................      44,617
 Selling, general and administrative ......      39,635
 Depreciation .............................      18,929
 Interest expense .........................       8,163
                                              ---------

         Total Costs and Expenses .........     111,344
                                              ---------

NET (LOSS) ................................   $ (31,656)
                                              =========


(LOSS) PER SHARE ..........................   $ (316.56)
                                              =========


WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING .......................         100
                                              =========






















                Read accompanying Notes to Financial Statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                          YEAR ENDED DECEMBER 31, 2001


                                         Common Stock            Retained
                                      Number of    Par           Earnings
                                       Shares     Value         (Deficit)          Total
                                      ------     -----          -------           -----
Common shares issued to founder         100       $100         $   -            $    100

Net (loss) for year                     -          -           (31,656)         (31,656)
                                        ---       ----         --------         --------

Balance December 31, 2001               100       $100         $(31,656)        $(31,556)
                                        ===       ====         ========         ========















                Read accompanying Notes to Financial Statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2001



CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) .................................   $ (31,656)
  Adjustments to reconcile net (loss)
   to net cash (used in) operating activities:
         Depreciation ........................      18,929
         (Increase) decrease in:
       Accounts receivable ...................     (19,753)
           Deposits ..........................      (3,844)
      Increase in accounts payable and accrued
           expenses ..........................      35,074
                                                 ---------

NET CASH (USED IN) OPERATING ACTIVITIES ......      (1,250)
                                                 ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment ..........     (35,421)
                                                 ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common shares ...................         100
 Loans from stockholder ......................      53,846
 Proceeds of note payable ....................       5,000
 Repayment of notes payable - bank ...........     (18,614)
                                                 ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES ....      40,332
                                                 ---------

NET INCREASE IN CASH EQUALS CASH - ENDING ....   $   3,661
                                                 =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ..................................   $   8,164
                                                 =========

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable - bank incurred upon
  purchase of property and equipment .........   $ 173,564
                                                 =========

  Capital lease obligation incurred upon
  purchase of equipment ......................   $  15,716
                                                 =========




                Read accompanying Notes to Financial Statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001




NOTE 1.  ORGANIZATION

                  Choice Sanitary Services of Florida, Inc. was incorporated on December 12, 2000 under the laws of the State of Florida. The company rents portable toilets to commercial customers located mainly in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Revenue Recognition

                  Revenues are recognized over the rental term of the portable toilets.

                  Income Taxes

                  The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. No provision or liability for federal income taxes has been included in these financial statements.

                  Effective November 30, 2002, the Company's S Corporation status will be terminated as a result of becoming a wholly-owned subsidiary of Choice Waste System Holdings, Inc. (Note 1).

                  Property and Equipment

                  Property and equipment are recorded at cost. Expenditures for major betterments and additions are capitalized while

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Property and Equipment (Continued)

                  replacements, maintenance and repairs which do not improve or extend the life of the respective assets, are expensed.

                  Depreciation is computed by the straight-line method over the estimated useful lives of the assets as follows:

                           Vehicles                               3 to 7 years
                           Portable toilets                            7 years

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding.

                  Statement of Cash Flows

                  For purposes of this statement, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



NOTE 3.  PROPERTY AND EQUIPMENT

                  Property and equipment as of December 31, 2001 consisted of the following:

                     Vehicles                                         $ 54,667
                     Portable toilets                                  170,034
                                                                      --------
                                                                       224,701
                     Accumulated depreciation                         (18,929)
                                                                       --------

                     Total                                             $205,772
                                                                       ========

                  For the year ended December 31, 2001, depreciation expense was $18,929.

NOTE 4.  NOTE PAYABLE

                  The note payable bears interest at 10% and is due on demand. The holder of the note became a stockholder effective January 1, 2002 (Note 10).

NOTE 5.  NOTES PAYABLE - BANK

                  Notes payable as of December 31, 2001 consisted of the following:

                    9.75% note payable, secured by
                    portable toilets, $878 payable
                    monthly including interest, due
                    May 2004.                                          $ 22,365

                    10.8% note payable, secured by
                    portable toilets, $878 payable
                    monthly including interest, due
                    September 2004.                                      24,885

                    8% note payable, secured by a
                    vehicle and personal guarantee
                    of the stockholder, $984 payable
                    monthly including interest, due
                    June 2006.                                           44,223

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001




NOTE 5.  NOTES PAYABLE - BANK (CONTINUED)
         -------------------------------

                    9.3% note payable, secured by
                    portable toilets and personal
                    guarantee of the stockholder,
                    $1,200 payable monthly including
                    interest, due August 2007.                           34,009

                    9% note payable, secured by
                    portable toilets and personal
                    guarantee of the stockholder,
                    $1,044 payable monthly including
                    interest, due December 2004.                         33,055
                                                                       --------

                                                                        158,537
                    Current portion                                     (47,424)
                                                                       --------

                    Total                                              $111,113
                                                                       ========

                  Notes payable - bank due subsequent to December 31, 2001 are summarized as follows:

                                    December 31,                         Amount

                                       2002                            $ 47,424
                                       2003                              52,031
                                       2004                              43,267
                                       2005                              10,987
                                       2006                               4,828
                                                                       --------

                                       Total                           $158,537
                                                                       ========

NOTE 6.  CAPITAL LEASE OBLIGATION

                  The Company leases portable toilets under an agreement classified as a capital lease. The cost and accumulated depreciation for this equipment as of December 31, 2001 was $15,715 and $1,684, respectively.

                  Following is a schedule of future minimum lease payments due under the capital lease:

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001




NOTE 6.  CAPITAL LEASE OBLIGATION (CONTINUED)
         -----------------------------------

                           December 31,                                 Amount

                              2002                                     $10,816
                              2003                                       4,507
                                                                        -------

                              Total future payments                     15,323
                              Amount representing interest              (3,196)
                                                                        -------

                              Present value of minimum
                              lease payments                           $12,127
                                                                       =======

                  Total interest expense on the capital lease obligation for the year ended December 31, 2001 was $2,722.

NOTE 7.  RELATED PARTY TRANSACTIONS

                  Due to Stockholder

                  Due to stockholder represents non-interest bearing advances for initial start-up and working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment. Commencing January 1, 2002, the advances became interest bearing at an interest rate of 10%. Subsequent to December 31, 2001, additional net advances of $27,557 were made.

                  Office Facilities

                  Through September 15, 2002, the Company shared office space with an affiliated limited liability company, a member of which is the stockholder of the Company. No rent was charged.

NOTE 8.  CAPITAL STOCK

                  The Company has authorized 7,500 common shares with a par value of $1.00 per share. As of December 31, 2001, 100 shares were issued and outstanding.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



NOTE 9.  INSURANCE COVERAGE

                  The Company does not maintain insurance coverage on all financed portable toilets as required by the loan documents. Management believes that the risk of loss is minimal and that the value of each portable toilet is such that it does not warrant the cost of insurance. Should the bank insist on insurance coverage, management has indicated that it will comply.

NOTE 10. SUBSEQUENT EVENTS

                  On March 15, 2002, the Company issued a note payable to finance the purchase of portable toilets in the amount of $22,630. The note is repayable in 36 monthly installments of $669 including interest at 4% due April 2005. The note is secured by the portable toilets and a personal guarantee of the stockholder.

                  On April 4, 2002, the Company issued a note payable to finance the purchase of a truck in the amount of $40,723. The note is repayable in 60 monthly installments of $810 including interest at 7% due April 2007. The note is secured by the truck and a personal guarantee of the stockholder.

                  On April 29, 2002, the Company issued a note payable to finance the purchase of portable toilets in the amount of $24,420. The note is repayable in 36 monthly installments of $767 including interest at 8% due May 2005. The note is secured by the portable toilets and a personal guarantee of the stockholder.

                  On August 28, 2002, the Company leased portable toilets under an agreement classified as a capital lease in the amount of $47,600. The obligation is repayable in 60 monthly installments of $1,313 including interest at 22% due August 2007. The lease is secured by a personal guarantee of the stockholder.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001



NOTE 10. SUBSEQUENT EVENTS (CONTINUED)
         ----------------------------

                  On September 15, 2002, the Company leased office space under an operating lease expiring September 15, 2005. The lease provides for monthly base rental payments of $675 plus sales tax and for one three year renewal option. The lease is secured by a personal guarantee of the stockholder.

                  On January 1, 2002, the Company issued 33 common shares to the holder of the note payable for a 25% ownership interest (Note
                  4).

                          INTERIM FINANCIAL STATEMENTS
                                    CONDENSED


                             CHOICE SANITATION, LLC


                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (Unaudited)

                             CHOICE SANITATION, LLC
                             CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS
 Cash ....................................   $   45,739
 Accounts receivable - net of allowance
  for doubtful accounts of $41,176 .......      267,830
 Prepaid expenses and other current assets        3,211
 Due from affiliate ......................       31,000
                                             ----------
         Total Current Assets ............      347,780
                                             ----------

PROPERTY AND EQUIPMENT - NET .............    1,728,173
                                             ----------

OTHER ASSETS
 Lease acquisition costs - net ...........        6,971
 Deposits ................................       14,365
 Loans receivable - member ...............      125,485
                                             ----------
         Total Other Assets ..............      146,821
                                             ----------

TOTAL ASSETS .............................   $2,222,774
                                             ==========
                    LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable ......   $   444,339
 Current portion of capital lease
  obligation ...........................        11,629
 Accounts payable ......................       394,868
 Payroll taxes payable .................        60,005
 Accrued interest ......................       361,300
 Loans payable - member ................        24,265
 Notes payable - member ................     1,458,150
                                           -----------
         Total Current Liabilities .....     2,754,556
                                           -----------

LONG-TERM DEBT
 Notes payable, less current portion ...       650,585
 Capital lease obligations, less current
  portion ..............................        34,827
                                           -----------
         Total Long-term Debt ..........       685,412
                                           -----------
         Total Liabilities .............     3,439,968
MEMBERS' EQUITY (DEFICIT) ..............    (1,217,194)
                                           -----------

TOTAL LIABILITIES AND MEMBERS' EQUITY
 (DEFICIT) .............................   $ 2,222,774
                                           ===========

                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                       CONDENSED STATEMENTS OF OPERATIONS
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)



                                            2002              2001
                                            ----              ----

OPERATING REVENUES ..................   $ 2,521,708    $ 2,361,571
                                        -----------    -----------

COSTS AND EXPENSES
 Operating (exclusive of depreciation
  shown below) ......................     1,796,832      1,656,723
 Selling, general and administrative        568,693        509,331
 Depreciation and amortization ......       227,731        209,636
                                        -----------    -----------

         Total Costs and Expenses ...     2,593,256      2,375,690
                                        -----------    -----------

(LOSS) FROM OPERATIONS ..............       (71,548)       (14,119)
                                        -----------    -----------

OTHER INCOME (EXPENSES)
 Interest expense ...................      (219,158)      (163,209)
 Interest income ....................         4,051          3,948
 Loss on disposal of assets .........        (2,222)          --
                                        -----------    -----------

         Total Other (Expenses) .....      (217,329)      (159,261)
                                        -----------    -----------

NET (LOSS) ..........................   $  (288,877)   $  (173,380)
                                        ===========    ===========






















                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                       CONDENSED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)

                                                    2002           2001
                                                    ----           ----

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ................................   $(288,877)   $(173,380)
  Adjustments to reconcile net (loss)
   to net cash provided by operating
   activities:
    Depreciation and amortization ...........     227,731      209,636
    Loss on sale of equipment ...............       2,222         --
         (Increase) decrease in:
       Accounts receivable ..................      70,707      152,769
           Prepaid expenses and other current
            assets ..........................      (3,211)        --
           Deposits .........................     (11,652)        --
      Increase (decrease) in:
       Accounts payable .....................      47,015       57,750
       Payroll taxes payable ................     (50,000)      14,770
           Accrued interest .................     109,362      103,231
                                                ---------    ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES ...     103,297      364,776
                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Increase in loans receivable - member ......     (13,031)     (12,638)
 Purchase of property and equipment .........     (20,921)      (8,027)
 Increase in lease acquisition costs ........      (3,410)      (5,790)
 Increase in amount due from affiliate ......     (31,000)        --
                                                ---------    ---------

NET CASH (USED IN) INVESTING ACTIVITIES .....     (68,362)     (26,455)
                                                ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contributions ......................     249,631         --
 Distributions to members ...................     (79,066)     (98,885)
 Proceeds of notes payable - member .........        --        100,000
 Repayment of notes payable .................    (210,137)    (342,807)
 Repayment of capital lease obligation ......      (5,590)        --
 Proceeds of loans payable - member .........      24,265         --
                                                ---------    ---------

NET CASH (USED IN) FINANCING ACTIVITIES .....     (20,897)    (341,692)
                                                ---------    ---------

NET INCREASE (DECREASE) IN CASH .............      14,038       (3,371)

CASH - BEGINNING ............................      31,701       44,200
                                                ---------    ---------

CASH - ENDING ...............................   $  45,739    $  40,829
                                                =========    =========


                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                 CONDENSED STATEMENTS OF CASH FLOWS (CONTINUED)
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)




                                            2002           2001
                                            ----           ----


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest ..........................   $109,796   $ 59,977
                                         ========   ========


SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable incurred upon purchase
  of property and equipment ..........   $367,246   $ 54,053
                                         ========   ========

  Capital lease obligation incurred
  upon purchase of property and
  equipment ..........................   $ 25,686   $   --
                                         ========   ========

  Notes payable refinanced ...........   $332,071   $   --
                                         ========   ========











                Read accompanying Notes to Financial Statements.

                             CHOICE SANITATION, LLC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002




NOTE 1.  ORGANIZATION

                  The Company was originally incorporated as Choice
                  Sanitation, Inc. under the laws of the State of Florida on August 14, 1997. Effective January 1, 1999, the Company converted to a limited liability company. The Company provides waste disposal services to residential and commercial customers located in the Treasure Coast region of Florida. The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Basis of Presentation

                  The accompanying condensed financial statements are unaudited. These statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2001, included in the Company's Form SB-2 as filed with the SEC.

                             CHOICE SANITATION, LLC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  RELATED PARTY TRANSACTIONS

                  Loans Receivable - Member

                  Loans receivable - member consists of unsecured loans bearing interest at 5% and are due on demand. These loans include interest receivable of $13,485 as of September 30, 2002. Interest income for the nine months ended September 30, 2002 and 2001 was $4,031 and $3,992, respectively.

                  Due From Affiliate

                  Due from affiliate represents investment banker fees and organization costs paid on behalf of Choice Waste System Holdings, Inc., the stockholder of which is a member of the Company.

                  Loans Payable - Member

                  Loans payable - member consists of non-interest bearing advances for working capital purposes. The advances will be repaid as cash flow requirements permit but have no fixed term of repayment.

                             CHOICE SANITATION, LLC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002



NOTE 3.  RELATED PARTY TRANSACTIONS (CONTINUED)
         -------------------------------------

                  Notes payable - Member

                  Notes payable - member consists of notes bearing interest at 10% repayable in monthly payments ranging from $255 to $6,799. The notes are secured by substantially all assets of the Company. The Company is in default on these notes as no payments have been made and, therefore, have been reclassified as current. For the nine months ended September 30, 2002 and 2001, interest of $109,362 and $103,231 was accrued, respectively, and is included in accrued interest.

                  In conjunction with the transaction referred to in Note 1, the notes payable - member will be converted to common shares of Choice Waste Systems Holdings, Inc.

NOTE 4.  MEMBERS' EQUITY

                  In June 2002, the Company issued a "Subscription and Indemnification Agreement" for the offering of 444,444 units of its membership at an offering price of $2.25 per unit with a minimum purchase of 2,222.22 units. As of September 30, 2002, 110,947 were sold for proceeds of $249,631. Subsequent to September 30, 2002, 62,777 additional units were sold for proceeds of $141,250.

                          INTERIM FINANCIAL STATEMENTS
                                    CONDENSED


                    CHOICE SANITARY SERVICES OF FLORIDA, INC.


                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                                   (Unaudited)

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                             CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                   (Unaudited)



                                     ASSETS

CURRENT ASSETS
 Cash .................................   $  7,724
 Accounts receivable - net of allowance
  for doubtful accounts of $4,000 .....     16,414
                                          --------
         Total Current Assets .........     24,138

PROPERTY AND EQUIPMENT - NET ..........    351,741

DEPOSITS ..............................      6,530
                                          --------

TOTAL ASSETS ..........................   $382,409
                                          ========
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Current portion of notes payable - bank ......   $  73,125
 Current portion of capital lease obligation ..      12,385
 Accounts payable and accrued expenses ........      69,384
 Note payable .................................       5,000
 Due to stockholder ...........................      85,903
                                                  ---------
         Total Current Liabilities ............     245,797
                                                  ---------

LONG-TERM DEBT
 Notes payable - bank, less current portion ...     129,761
 Capital lease obligation, less current portion      41,172
                                                  ---------
         Total Long-term Debt .................     170,933
                                                  ---------
         Total Liabilities ....................     416,730
                                                  ---------

STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, $1.00 par value, 7,500 shares
  authorized, 133 shares issued and outstanding         133
 Additional paid-in capital ...................      25,005
 Stock subscriptions receivable ...............     (11,016)
 Retained earnings (deficit) ..................     (48,443)
                                                  ---------
         Total Stockholders' Equity (Deficit) .     (34,321)
                                                  ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT) ....................................   $ 382,409
                                                  =========


                Read accompanying Notes to Financial Statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)




                                           2002              2001
                                           ----              ----

OPERATING REVENUES .................   $ 210,969    $  42,864
                                       ---------    ---------

COSTS AND EXPENSES
 Operating (exclusive of
  depreciation shown below) ........      93,234       16,349
 Selling, general and administrative      78,436       17,680
 Depreciation ......................      35,208       10,956
 Interest expense ..................      20,878        4,055
                                       ---------    ---------

         Total Costs and Expenses ..     227,756       49,040
                                       ---------    ---------

NET (LOSS) .........................   $ (16,787)   $  (6,176)
                                       =========    =========


(LOSS) PER SHARE ...................   $ (126.21)   $  (61.76)
                                       =========    =========


WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING ................         133          100
                                       =========    =========





















                Read accompanying Notes to Financial Statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)


                                              2002            2001
                                              ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ...........................   $(16,787)   $ (6,176)
  Adjustments to reconcile net (loss)
   to net cash provided by (used in)
   operating activities:
  Depreciation .........................     35,208      10,956
           (Increase) decrease in:
       Accounts receivable .............      3,339     (21,071)
    Deposits ...........................     (2,686)     (3,844)
      Increase (decrease) in accounts
       payable and accrued expenses ....       (326)      3,902
                                           --------    --------

NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES ............................     18,748     (16,233)
                                           --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment ....    (11,170)     (8,334)
                                           --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common shares .............         33         100
 Repayment of stock subscriptions
  receivable ...........................     13,989        --
 Loans from stockholder ................     41,807      36,783
 Repayments on loans from stockholders .     (9,750)     (1,500)
 Repayment of notes payable - bank .....    (43,424)     (6,233)
 Repayment of capital lease obligation .     (6,170)     (1,967)
                                           --------    --------

NET CASH (USED IN) PROVIDED BY FINANCING
 ACTIVITIES ............................     (3,515)     27,183
                                           --------    --------

NET INCREASE IN CASH ...................      4,063       2,616

CASH - BEGINNING .......................      3,661        --
                                           --------    --------

CASH - ENDING ..........................   $  7,724    $  2,616
                                           ========    ========









                Read accompanying Notes to Financial Statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                 CONDENSED STATEMENTS OF CASH FLOWS (CONTINUED)
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (Unaudited)




                                                           2002            2001
                                                           ----            ----

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid during the period for:
   Interest                                              $ 20,878      $  4,055
                                                         ========      ========


SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:

  Notes payable - bank incurred upon
  purchase of property and equipment.                   $ 63,353       $140,509
                                                        ========       ========

  Capital lease obligation incurred
  upon purchase of property and
  equipment.                                            $ 47,600       $ 15,715
                                                        ========       ========

  Purchase of property and equipment
  included in accounts payable.                         $ 61,472       $ 20,483
                                                        ========       ========

  Issuance of common shares for stock
  subscriptions receivable.                             $ 25,038       $   -
                                                        ========       ========




















                Read accompanying Notes to Financial Statements.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002




NOTE 1.  ORGANIZATION

                  Choice Sanitary Services of Florida, Inc. was incorporated on December 12, 2000 under the laws of the State of Florida. The company rents portable toilets to commercial customers located mainly in the Treasure Coast region of Florida.
                  The Company extends credit to its customers. The Company's headquarters is located in Port St. Lucie, Florida.

                  Effective November 30, 2002, the Company will become a wholly-owned subsidiary of Choice Waste System Holdings, Inc. in a transaction qualified as a tax-free reorganization. In addition, the Company's S Corporation status will be terminated.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Basis of Presentation

                  The accompanying condensed financial statements are unaudited. These statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the Company's financial statements and notes thereto for the year ended December 31, 2001, included in the Company's Form SB-2 as filed with the SEC.

                    CHOICE SANITARY SERVICES OF FLORIDA, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002




NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------ ----------

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  CAPITAL STOCK

                  The Company has authorized 7,500 common shares with a par value of $1.00 per share. As of September 30, 2002, 133 shares were issued and outstanding.

                  On January 1, 2002, the Company issued 33 common shares to the holder of the note payable for a 25% ownership interest. The consideration was equal to 25% of all loans made by the original stockholder. In addition, should any additional loans to the Company be necessary, the new stockholder must also contribute 25% of the amount. As of September 30, 2002, the total amount due was $25,038 of which $14,022 was paid. The balance due of $11,016 has been reflected as stock subscriptions receivable.